EX-2


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                          AGREEMENT AND PLAN OF MERGER

                          dated as of December 14, 1997

                                  by and among

                          PIPER JAFFRAY COMPANIES INC.

                                  U.S. BANCORP

                                       and

                           CUB ACQUISITION CORPORATION




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                                TABLE OF CONTENTS

SECTION                                                                    PAGE

RECITALS......................................................................1

ARTICLE I

Certain Definitions; Interpretation...........................................1
     1.01  Certain Definitions................................................1
     1.02  Interpretation.....................................................7

ARTICLE II

The Merger....................................................................8
     2.01  The Merger.........................................................8
     2.02  Effective Time.....................................................8
     2.03  Closing............................................................9
     2.04  Reservation of Right to Revise Structure...........................9
     2.05  Integration of Legal Entities......................................9

ARTICLE III

Consideration; Exchange.......................................................9
     3.01  Merger Consideration...............................................9
     3.02  Rights as Stockholders; Stock Transfers...........................10
     3.03  Payment for Shares................................................10
     3.04  Dissenting Stockholders...........................................11
     3.05  Options...........................................................11

ARTICLE IV

Actions Pending the Effective Time...........................................12
     4.01  Forbearances of the Company.......................................12
     4.02  Forbearances of the Acquiror......................................14

ARTICLE V

Representations and Warranties...............................................14
     5.01  Disclosure Schedules..............................................14
     5.02  Standard..........................................................14
     5.03  Representations and Warranties of the Company.....................15
     5.04  Representations and Warranties of the Acquiror....................28


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SECTION                                                                    PAGE


ARTICLE VI

Covenants....................................................................29
     6.01  Reasonable Best Efforts...........................................29
     6.02  Stockholder Approvals.............................................30
     6.03  Proxy Statement...................................................30
     6.04  Press Releases....................................................30
     6.05  Access; Information...............................................31
     6.06  Acquisition Proposals.............................................31
     6.07  No Rights Triggered...............................................32
     6.08  Regulatory Applications...........................................32
     6.09  Certain Employee Benefits.........................................32
     6.10  Notification of Certain Matters...................................33
     6.11  Indemnification; Directors' and Officers' Insurance...............34
     6.12  Section 15 of the Investment Company Act..........................36

ARTICLE VII

Conditions to Consummation of the Merger.....................................36
     7.01  Conditions to Each Party's Obligation to Effect the Merger........36
     7.02  Conditions to Obligation of the Company...........................37
     7.03  Conditions to Obligation of the Acquiror..........................37

ARTICLE VIII

Termination..................................................................38
     8.01  Termination.......................................................38
     8.02  Effect of Termination and Abandonment.............................39
     8.03  Termination Fee...................................................39

ARTICLE IX

Miscellaneous................................................................40
     9.01  Survival..........................................................40
     9.02  Waiver; Amendment.................................................40
     9.03  Counterparts......................................................41
     9.04  Governing Law.....................................................41
     9.05  Expenses..........................................................41
     9.06  Notices...........................................................41
     9.07  Entire Understanding; No Third-Party Beneficiaries................42


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         AGREEMENT AND PLAN OF MERGER, dated as of December 14, 1997 (this
"Agreement"), by and among Piper Jaffray Companies Inc. (the "Company"), U.S. Bancorp (the "Acquiror") and Cub Acquisition Corporation (the "Merger Subsidiary").

                                    RECITALS

         A. The Company. The Company is a Delaware corporation, having its principal place of business in Minneapolis, Minnesota.

         B. The Acquiror. The Acquiror is a Delaware corporation, having its principal place of business in Minneapolis, Minnesota.

         C. The Merger Subsidiary. The Merger Subsidiary is a Delaware corporation, having its principal place of business in Minneapolis, Minnesota. The Merger Subsidiary is a wholly owned subsidiary of the Acquiror that has been organized for the purpose of effecting the Merger in accordance with this Agreement.

         D. The Merger. Subject to the terms and conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of the Merger Subsidiary with and into the Company, with the Company being the corporation surviving such merger.

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:


                                    ARTICLE I

                       CERTAIN DEFINITIONS; INTERPRETATION

         1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

              "Acquiror" has the meaning assigned in the preamble to this Agreement.

              "Acquiror Common Stock" means the Common Stock, par value $1.25 per share, of the Acquiror.

              "Acquisition Proposal" has the meaning assigned in Section 6.06.

              "Acquisition Transaction" means a transaction or series of transactions that, directly or indirectly, in substance constitutes a disposition of all or any substantial part of the assets or business of the Company and its Subsidiaries, taken as a whole, whether by means of
         (a) a merger or consolidation, or any similar transaction, (b) a purchase, lease or other sale, transfer or disposition, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) by a person (including a group that would be


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         aggregated for purposes of Section 13(d) of the Exchange Act) of securities representing 15% or more of the voting power of the Company or 50% or more of any of its Significant Subsidiaries or (d) otherwise.

              "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

              "AMEX" means the American Stock Exchange.

              "Base Period Stock Price" means the average of the mean high and low sales prices per share of the Acquiror Common Stock on the NYSE Composite Transactions Tape, as reported by the Wall Street Journal, for each of the five consecutive trading days immediately preceding the date of the Effective Time.

              "Certificate of Incorporation" has the meaning assigned in Section 2.01(b).

              "CFTC" means the United States Commodities Futures Trading Commission.

              "Client" means any person to whom the Company or any of its Subsidiaries provides services under any Contract.

              "Closing" and "Closing Date" have the meanings assigned in Section 2.03.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Company Common Stock Conversion Ratio" shall be defined as the ratio of $37.25 and the Base Period Stock Price rounded to the nearest 1/1000th of a share.

              "Company" has the meaning assigned in the preamble to this Agreement.

              "Company Common Stock" means the common stock, par value $1.00 per share, of the Company.

              "Company ESOP" means the Piper Jaffray Companies ESOP.


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              "Company Preferred Stock" means the preferred stock, par value
         $1.50 per share, of the Company.

              "Company Options" means, collectively, outstanding options to purchase shares of Company Common Stock under the Company's 1993 Omnibus Stock Plan.

              "Company Stock Plans" means, collectively, the Company's 1993 Omnibus Stock Plan, 1983 Book Value Stock Purchase Plan and Stock Investment Plan.

              "Compensation Plans" has, with respect to any person, the meaning assigned in Section 5.03(r).

              "Constitutive Documents" means with respect to any juridical person, such person's articles or certificates of incorporation, bylaws or similar constitutive documents.

              "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease, understanding, arrangement, or commitment to which such person or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject.

              "Costs" has the meaning assigned in Section 6.11(a).

              "Disclosure Schedule" has the meaning assigned in Section 5.01.

              "Dissenters' Shares" means shares of Company Common Stock the holders of which shall have perfected their dissenters' rights to payment in accordance with Section 262 of the GCL as of immediately prior to the Effective Time.

              "DOL" means the United States Department of Labor.

              "Effective Time" means the date and time at which the Merger becomes effective.

              "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to: (a) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources; or (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "ERISA Affiliate" has, with respect to any person, the meaning assigned in Section 5.03(r).

              "ERISA Affiliate Plan" has the meaning assigned in Section
         5.03(r).


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              "ERISA Plans" has the meaning assigned in Section 5.03(r).

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

              "Federal Reserve System" means the Board of Governors of the Federal Reserve System and the Federal Reserve Banks.

              "Fee" has the meaning assigned in Section 8.03(a).

              "Fee Trigger Event" has the meaning assigned in Section 8.03(a).

              "Financial Statements"has the meaning assigned in Section 5.03(h).

              "Fund Board" has the meaning assigned in Section 5.03(z).

              "GCL" means the General Corporation Law of the State of Delaware.

              "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

              "Hazardous Substance" means any hazardous or toxic substance, material or waste, including those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR ss. 172.101), or by the United States Environmental Protection Agency as hazardous substances (40 CFR Part
         302) and amendments thereto, petroleum products or other such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including petroleum compounds, lead, asbestos and polychlorinated biphenyls.

              "Indemnified Parties" has the meaning assigned in Section 6.11(a).

              "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

              "Investment Company" has the meaning assigned for purposes of the Investment Company Act, disregarding Section 3(c) thereof, that is sponsored, organized, advised or managed by the Company or one of its Subsidiaries (including the Registered Funds).

              "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

              "IRS" means the United States Internal Revenue Service.


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              "Liens" means a charge, mortgage, pledge, security interest, restriction (other than a restriction on transfer arising under Securities Laws), claim, lien, or encumbrance of any nature whatsoever.

              "Litigation" has the meaning assigned in Section 5.03(l).

              "Material" means, with respect to any fact, circumstance, event or thing relating to the Acquiror, the Company or the Surviving Corporation, respectively, that such fact, circumstance, event or thing is material to (a) the financial position, results of operation, assets, properties or business of the Company and its subsidiaries, the Acquiror and its subsidiaries, or the Surviving Corporation and its subsidiaries, in each case taken as a whole, or (b) the ability of either the Acquiror or the Company timely to perform its obligations under this Agreement or otherwise to consummate the transactions contemplated by this Agreement.

              "Material Adverse Effect" means, with respect to the Acquiror, the Company, or the Surviving Corporation, respectively, an effect that, individually or in the aggregate, is both Material and adverse with respect to the Acquiror and its subsidiaries, the Company and its subsidiaries or the Surviving Corporation and its subsidiaries, in each case taken as a whole; provided that "Material Adverse Effect" shall not be deemed to include the effects of (1) changes in the economy of the United States of America of general scope, (2) changes in laws and regulations of general applicability, (3) changes in generally accepted accounting principles or (4) actions or omissions of the Company taken with the prior written consent of the Acquiror in contemplation of the Merger.

              "Meeting" has the meaning assigned in Section 6.02.

              "Merger" has the meaning assigned in Section 2.01.

              "Merger Consideration" has the meaning assigned in Section 3.01.

              "Merger Subsidiary" has the meaning assigned in the preamble to this Agreement.

              "MSRB" means the Municipal Securities Rulemaking Board.

              "Multiemployer Plan"has the meaning assigned in Section 5.03(r).

              "NASD" means the National Association of Securities Dealers, Inc.

              "NYSE" means the New York Stock Exchange, Inc.

              "PBGC" means the Pension Benefit Guaranty Corporation.


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              "Pension Plan" has, with respect to any person, the meaning assigned in Section 5.03(r).

              "person" means any individual, bank, corporation, limited liability company partnership, association, joint-stock company, business trust or unincorporated organization.

              "Previously Disclosed" has the meaning assigned in Section 5.01.

              "Proxy Statement" has the meaning assigned in Section 6.03.

              "Registered Funds" has the meaning assigned in Section 5.03(z).

              "Reports" has the meaning assigned in Section 5.03(g).

              "Representatives" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

              "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock or equity appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

              "Section 20 Subsidiary" means U.S. Bancorp Investments, Inc., a wholly owned direct or indirect Subsidiary of the Acquiror.

              "SEC" means the United States Securities and Exchange Commission.

              "SEC Documents" has the meaning assigned in Section 5.03(h).

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

              "Securities Laws" means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act, the Investment Company Act and any state securities and "blue sky" laws.

              "Self-Regulatory Organization" means the National Association of Securities Dealers, Inc., the NYSE, the AMEX, the MSRB, the Chicago Stock Exchange, The Chicago Mercantile Exchange, the Chicago Board of Trade, the Cincinnati Stock Exchange, the Minneapolis Grain Exchange and the New York Futures Exchange, or other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock


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         exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Company or one of its Subsidiaries is otherwise subject.

              "Subsidiary" and "Significant Subsidiary" have the meanings assigned in Rule 1-02 of Regulation S-X of the SEC.

              "Subsidiary Combination" has the meaning assigned in Section 2.05.

              "Surviving Corporation" has the meaning assigned in Section 2.01.

              "Takeover Laws" has the meaning assigned in Section 5.03(e).

              "Taxes" means all taxes, charges, fees, levies or other assessments, however denominated and whether imposed by a taxing authority within or without the United States, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

              "Tax Returns" means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws.

              "Treasury Shares" means shares of Company Common Stock owned by the Company or any of its Subsidiaries.

         1.02 Interpretation. When a reference is made in this Agreement to Recitals, Sections, Annexes or Schedules, such reference shall be to a Recital or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". References herein to "transactions contemplated by this Agreement" shall be deemed to include a reference to the Subsidiary Combination. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other Affiliates, to take appropriate action in connection therewith.


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


                                   ARTICLE II

                                   THE MERGER

         2.01 The Merger. At the Effective Time, the business combination contemplated by this Agreement shall occur and in furtherance thereof:

              (a) Structure and Effects of the Merger. The Merger Subsidiary shall merge with and into the Company, and the separate corporate existence of the Merger Subsidiary shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 2.01(b). The Merger shall have the effects specified in the GCL.

              (b) Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation (the "Certificate of Incorporation") shall be the certificate of incorporation of the Company as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the GCL, except that Article IV of the Company's certificate of incorporation shall be amended to read in its entirety as follows:

                   "The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $1.00 per share."

              (c) By-Laws. The by-laws of the Surviving Corporation shall be the by-laws of the Merger Subsidiary as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the aforementioned Certificate of Incorporation.

              (d) Directors. The directors of the Surviving Corporation shall be the directors of the Merger Subsidiary immediately prior to the Effective Time, and such directors, together with any additional directors as may thereafter be elected, shall hold such office until such time as their successors shall be duly elected and qualified.

              (e) Officers. The officers of the Surviving Corporation shall be the officers of the Merger Subsidiary immediately prior to the Effective Time and (to the extent provided for in their respective Employment Agreements) the Designated Executives, together with any additional officers as may be agreed upon prior to the Effective Time by the Merger Subsidiary and the Company or as may be appointed thereafter.

         2.02 Effective Time. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Delaware, of a certificate of merger in accordance with Section 251 of the GCL, or at such later date and time as may be set forth in such certificate. Subject


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to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall use their reasonable best efforts to cause the Merger to become effective (a) on a date that is not later than three business days after the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents as of the Closing Date) shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of the Acquiror, on the last business day of the month in which such day occurs) or (b) on such other date as the parties may agree in writing.

         2.03 Closing. The closing of the Merger (the "Closing") shall take place at the offices of the Acquiror, or at such other place as the parties shall agree, on the date when the Effective Time is intended to occur (the "Closing Date").

         2.04 Reservation of Right to Revise Structure. At the Acquiror's election, the Merger may alternatively be structured so that (a) the Company is merged with the Acquiror or a wholly owned subsidiary of it other than the Merger Subsidiary or (b) a wholly owned subsidiary of the Acquiror is merged with and into the Company; provided, however, that no such change shall (1) alter or change the amount or kind of the Merger Consideration or the treatment of the holders of Company Options, or (2) materially impede or delay receipt of any approval or consent referred to in Section 7.01(b) or the consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

         2.05 Integration of Legal Entities. The parties hereto currently intend to effectuate, or cause to be effectuated, following the Effective Time, the combination (the "Subsidiary Combination") of the securities business of Piper Jaffray Inc. with the Section 20 Subsidiary (under the name U.S. Bancorp Piper Jaffray Inc.). The parties hereto shall cooperate and take all reasonable, requisite actions, including executing all requisite documentation, prior to or following the Effective Time to effect the Subsidiary Combination; provided, however, that any such actions shall not materially impede or delay receipt of any approval or consent referred to in Section 7.01(b) or consummation of the transactions contemplated by this Agreement. The parties also agree to cooperate and take all reasonable, requisite additional action prior to or following the Effective Time to merge or otherwise consolidate legal entities to the extent desirable for regulatory or other reasons; provided, however, that any such actions shall not materially impede or delay receipt of any approval or consent referred to in Section 7.01(b) or consummation of the transactions contemplated by this Agreement.


                                   ARTICLE III

                             CONSIDERATION; EXCHANGE

         3.01 Merger Consideration. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:


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              (a)   Outstanding Company Common Stock. Each share of Company
         Common Stock, excluding Treasury Shares and Dissenters' Shares, outstanding immediately prior to the Effective Time shall become and be converted into the right to receive $37.25 in cash, without interest thereon (the "Merger Consideration").

              (b) Outstanding Merger Subsidiary Common Stock. All shares of capital stock of the Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock.

              (c) Treasury and Dissenters' Shares. Each share of Company Common Stock held as Treasury Shares or Dissenters' Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and, except as set forth in Section 3.04 with respect to Dissenters' Shares, no consideration shall be issued in exchange therefor.

         3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive the Merger Consideration provided in this Article III. At and after the Effective Time, there will be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

         3.03 Payment for Shares. The Acquiror shall make available or cause to be made available to U.S. Bank National Association (or such other bank as the Acquiror shall appoint and shall be reasonably acceptable to the Company), as paying agent (the "Paying Agent"), amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of Merger Consideration to holders of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was, at the Effective Time, a holder of record of outstanding shares of Company Common Stock a form (mutually agreed to by the Acquiror and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any of such shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly cause the Paying Agent to pay to each person entitled thereto a check in the amount to which such person is entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty days following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent that have not been disbursed to holders of certificates

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formerly representing shares of Company Common Stock outstanding on the
Effective Time, and thereafter such holders shall be entitled to look to the Acquiror only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock and the Acquiror shall reimburse the Surviving Corporation for such charges and expenses.

         3.04 Dissenting Stockholders. Dissenters' Shares shall be purchased and paid for in accordance with Section 262 of the GCL.

         3.05 Options. (a) At the Effective Time each then outstanding Company Option shall be converted into and become the right to acquire a number of shares of Acquiror Common Stock, equal to the product, rounded down to the nearest whole share, of (1) the number of shares of Company Common Stock subject to the Company Option and (2) the Company Common Stock Conversion Ratio, at a per share exercise price, rounded up to the nearest cent, equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Option divided by (z) the product of the Company Common Stock Conversion Ratio and the number of shares of Company Common Stock subject to the Company Option; provided, however, that in the case of any Company Option which is an "incentive stock option," as defined under Section 422 of the Code, the adjustments provided by this Section shall be effected in a manner consistent with Section 424(a) of the Code. At or prior to the Effective Time, the Company and the Acquiror shall make all necessary arrangements with respect to the Company Stock Plans to permit the assumption of such Company Options (or any substitute options) by the Acquiror pursuant to this Section 3.05.

         (b) At the Effective Time, the Acquiror will assume each then outstanding Company Option, as converted pursuant to this Section 3.05, in accordance with the terms of the Company's 1993 Omnibus Stock Plan and the stock option agreement by which it is evidenced. At or prior to the Effective Time, the Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section 3.05. Upon Closing, the Acquiror shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Acquiror Common Stock subject to such Company Options not exercised prior to the Effective Time, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

                                   ARTICLE IV

                       ACTIONS PENDING THE EFFECTIVE TIME

         4.01 Forbearances of the Company. Except as expressly contemplated by this Agreement, without the prior written consent of the Acquiror, the Company will not, and will cause each of its Subsidiaries not to:

              (a) Ordinary Course. Conduct the business of the Company and its Subsidiaries other than in the ordinary and usual course, or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, suppliers, employees and business associates; engage in any new activities or lines of business; or take any action reasonably likely to have an adverse affect upon the Company's ability to perform any of its material obligations under this Agreement.

              (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of the Company or any of its Subsidiaries or any Rights in respect thereof, (2) enter into any agreement with respect to the foregoing, or (3) permit any additional shares of capital stock of the Company or any of its Subsidiaries to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights. Without limiting the foregoing, after the date hereof the Company will not issue or create additional Rights to acquire shares of Company Common Stock under the Company's 1983 Book Value Stock Purchase Plan.

              (c) Dividends, Etc. (1) Make, declare, pay or set aside for payment any dividend (other than dividends from wholly owned Subsidiaries to the Company or another wholly owned Subsidiary of the Company, and regular quarterly cash dividends on the Company Common Stock at a rate not exceeding 7 1/2(cent) per share per calendar quarter) on or in respect of, or declare or make any distribution on, any shares of capital stock of the Company or any of its Subsidiaries or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

              (d) Compensation; Employment Agreements; Etc. Enter into, amend, modify or renew any employment, consulting, severance or similar contracts with any director, officer or employee of the Company or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except
         (1) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (2) for other changes that are required by applicable law, (3) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (4) for employment arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice.

              (e)   Benefit Plans. Enter into, establish, adopt or amend (except
         (1) as may be required by applicable law or (2) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or any of its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

              (f) Dispositions. Except (1) as Previously Disclosed or (2) sales of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, business or properties which is material to it or any of its Subsidiaries.

              (g) Acquisitions. Except (1) as Previously Disclosed or (2) for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire any assets, business, or properties of any other person which is material to it or any of its Subsidiaries.

              (h) Constitutive Documents. Amend the Constitutive Documents of the Company or its Subsidiaries.

              (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

              (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

              (k) Claims. Except as Previously Disclosed, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $250,000 and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements.

              (l) Adverse Actions. Knowingly take any action that is reasonably likely to result in (1) any of its representations or warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time or (2) any of the conditions to the Merger set forth in Article VII not being satisfied, except, in each case, as may be required by applicable law.

              (m) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

              (n) Fund Action. Except as and to the extent required, based upon the written advice of outside counsel, in the exercise of the fiduciary obligations of the Company or one of its Subsidiaries to any Investment Company, request that any action be taken by any Fund Board, other than (1) routine actions that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company or any Investment Company, (2) actions Previously Disclosed or (3) actions necessary to allow consummation of the Merger or the Subsidiary Combination.

              (o) Commitments. Agree, commit to or enter into any agreement to take any of the actions referred to in Section 4.01 (a) through (n).

         4.02 Forbearances of the Acquiror. Except as expressly contemplated by this Agreement, without the prior written consent of the Company, the Acquiror will not, and will cause each of its Subsidiaries not to knowingly take any action reasonably likely to result in (a) any of the conditions to the Merger set forth in Article VII not being satisfied, (b) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.01 Disclosure Schedules. On or prior to the date hereof, the Company has delivered to the Acquiror, and the Acquiror has delivered to the Company, a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (a) in response to an express informational requirement contained in or requested by a provision hereof or (b) as an exception to one or more representations or warranties contained in Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Article VI; provided that (1) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established in Section 5.02 and (2) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item (or any undisclosed item or information of comparable or greater significance) represents a Material exception or fact, event or circumstance with respect to the Company or the Acquiror, respectively. Information set forth in a Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or warranties or one or more covenants, in each case that is contained (or incorporated by reference) in a correspondingly enumerated portion of such Disclosure Schedule, is described herein as "Previously Disclosed".

         5.02 Standard. No representation or warranty of the Company or the Acquiror contained in Section 5.03 (other than Sections 5.03(i) and (j)) or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a particular representation or warranty, as a consequence of the existence of any fact, event, or circumstance that should have been disclosed as an exception to a particular representation or warranty, unless such fact, event or circumstance, whether individually or taken together with all other facts, events or circumstances that should have been so disclosed (whether or not as exceptions) with respect to such particular representation or warranty contained in Section 5.03 or 5.04, would be Material with respect to the Company or the Acquiror, respectively.

         5.03 Representations and Warranties of the Company. Subject to Sections 5.01 and 5.02, except as Previously Disclosed, the Company hereby represents and warrants to the Acquiror and the Merger Subsidiary as follows:

              (a) Organization, Standing and Authority. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of the Company and its Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Piper Jaffray Inc. is duly registered, qualified to do business and in good standing as a broker-dealer with the SEC, and is a member in good standing of all relevant Self-Regulatory Organizations.

              (b) Capital Stock. As of the date of this Agreement, the Company has (1) 40,000,000 authorized shares of Company Common Stock, of which not more than 19,129,429 shares are outstanding and not more than 876 are held as Treasury Shares, and (2) 300,000 authorized shares of Company Preferred Stock, none of such shares being outstanding. As of the date of this Agreement, there were outstanding under the Company Stock Plans, Rights to acquire not more than an aggregate of 1,998,007 shares of Company Common Stock subject to adjustment on the terms set forth in the Company Stock Plans at exercise prices and times set forth in the Company's Disclosure Schedule. As of the date of this Agreement, the Company has no shares of Company Common Stock reserved for issuance, other than 1,453,437 shares reserved under the Company Stock Plans, and the Company has no shares of Company Preferred Stock reserved for issuance. All the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any subscriptive or preemptive rights. All the outstanding shares of capital stock of each of the Company's Subsidiaries owned by the Company or a Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company or a Subsidiary of the Company free and clear of all Liens. Except as set forth above and except for Company Common Stock issued after the date hereof pursuant to the terms of the Company Stock Plans, there are no shares of capital stock of the Company authorized, issued or outstanding and there are no preemptive rights or any outstanding Rights of the Company or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other securities of the Company or any of its Subsidiaries (including those relating to the issuance, sale, purchase, redemption, conversion, exchange, redemption, voting or transfer thereof).

              (c) Subsidiaries. The Company has Previously Disclosed a list of all its Subsidiaries, including the states in which such Subsidiaries are organized, a brief description of such Subsidiaries' principal activities, and if any of such Subsidiaries is not wholly owned by the Company or one of its Subsidiaries, the percentage owned by the Company or any such Subsidiary and the names, addresses and percentage ownership by any other person. No equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or a wholly owned Subsidiary of the Company) by reason of any Rights with respect thereto. There are no Contracts by which any of the Company's Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of each of the Company's Subsidiaries are fully paid and nonassessable and subject to no subscriptive or preemptive rights or Rights and, except as Previously Disclosed, are owned by the Company or a Company Subsidiary free and clear of any Liens. Each of the Company's Subsidiaries is in good standing under the laws of the jurisdiction in which it is organized, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

              The Company has Previously Disclosed, as of the date hereof, a list of all equity securities it or a Company Subsidiary holds involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity) and, as of the Effective Time, no additional persons would need to be included on such a list. The Company has Previously Disclosed a list, as of the date hereof, of all partnerships, limited liability companies, joint ventures or similar entities, in which it owns or controls an interest, directly or indirectly, and the nature and amount of each such interest and, as of the Effective Time, no additional persons would need to be included on such a list.

              (d) Corporate Power. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets. The Company has Previously Disclosed a brief description of each line of business in which the Company or any Company Subsidiary is engaged.

              (e) Corporate Authority and Action. The Company has the requisite corporate power and authority, and has taken all corporate action necessary, in order (1) to authorize the execution and delivery of, and performance of its obligations under, this Agreement and (2) subject only to receipt of the requisite approval of the plan of merger contained in this Agreement by the holders of at least two-thirds of the outstanding shares of Company

         Common Stock, to adopt the plan of merger contained in this Agreement and, in accordance therewith, to consummate the Merger. This Agreement constitutes the valid and legally binding agreement of the Company, enforceable in accordance with its terms.

              The Company has taken all action necessary in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other antitakeover laws and regulations (collectively, "Takeover Laws") of the State of Delaware, including Section 203 of the GCL, or of any other State.

              (f) No Defaults. Subject to the approval by the holders of at least two-thirds of the outstanding shares of Company Common Stock, receipt of the required regulatory approvals, the required filings under federal and state securities and insurance laws and the approvals of the NYSE and any other applicable exchange of the Merger and the other transactions contemplated hereby, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby, does not and will not (1) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or any Contract of it or of any of its Subsidiaries or to which the Company or any of the Company's Subsidiaries or its or their properties is subject or bound, (2) constitute a breach or violation of, or a default under, the Constitutive Documents of the Company or any of its Subsidiaries, or
         (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such Contract.

              (g) Reports. The Company and its Subsidiaries have timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 1993 with (1) the SEC or the CFTC, (2) any other applicable federal, state, local or foreign Governmental Authorities or (3) any Self-Regulatory Organization (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "Reports"), including without limitation, all reports, registrations, statements and filings required under the Securities Laws. Each of the Reports, when filed, complied (or will comply) as to form with the statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority with which they were filed.

              (h) SEC Documents and Financial Statements. The Company has made available to the Acquiror copies of each registration statement, offering circular, report, definitive proxy statement or information statement under the federal Securities Laws filed or circulated by it with respect to periods since January 1, 1996 through the date of this Agreement and will promptly provide each such registration statement, offering circular, report, definitive proxy statement or information statement filed or circulated after the date hereof (collectively, the "SEC Documents"), each in the form (including exhibits and any amendments thereto) filed with the SEC (or if not so filed, in the form used or circulated).

              As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the SEC Documents, including the financial statements, exhibits and schedules thereto, filed or circulated prior to the date hereof complied (and each of the SEC Documents filed after the date of this Agreement, will comply) as to form with applicable Securities Laws and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

              Each of the Company's consolidated statements of condition or balance sheets included in or incorporated by reference into the SEC Documents, including the related notes and schedules, fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial position of the Company and its Subsidiaries as of the date of such statement of condition or balance sheet and each of the consolidated statements of income, cash flows and stockholders' equity included in or incorporated by reference into SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "Financial Statements"), fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting prin ciples consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

              (i) Absence of Undisclosed Liabilities. Except as disclosed in the Financial Statements or the SEC Documents filed prior to the date hereof, none of the Company or its Subsidiaries has any obligation or liability (contingent or otherwise), that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

              (j) Absence of Certain Changes. Since September 30, 1996, except as disclosed in the Financial Statements or the SEC Documents filed after that date but before the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts which has had or is reasonably likely to have a Material Adverse Effect on the Company.

              (k) Securities. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of the Company or any of its Subsidiaries. Such securities are valued on the books of the Company or its Subsidiaries in accordance with generally accepted accounting principles.

              (l) Litigation; Regulatory Action. Except as disclosed in the Company's SEC Documents filed before the date of this Agreement, no litigation, proceeding, investigation or controversy ("Litigation") before any court, arbitrator, mediator or Governmental Authority is pending against the Company or any of its Subsidiaries, and, to the best of the Company's knowledge, no such Litigation has been threatened; neither the Company nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority (including the SEC, the Federal Reserve System, the CFTC and the Federal Trade Commission) charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisers or insurance agents and brokers or the supervision or regulation of the Company or any of its Subsidiaries or any Self-Regulatory Organization; and neither the Company nor any of the Company Subsidiaries has been notified by or received another communication from any such Governmental Authority or Self-Regulating Organization to the effect that such Governmental Authority or Self-Regulatory Organization is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. Previously Disclosed is a true and complete list, as of the date hereof, of all Litigation pending or threatened arising out of any state of facts relating to the sale of investment products by the Company, the Company Subsidiaries or any employees thereof (including, without limitation, equity or debt securities, mutual funds, insurance contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, securities underwritings in which the Company or any of its Subsidiaries was a manager, co-manager, syndicate member or distributor, Derivatives Contracts ((as hereinafter defined) or structured notes).

              (m) Compliance with Laws. Each of the Company and its Subsidiaries, and their respective officers and employees:

                   (1) in the conduct of business is in compliance with all
              applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, and with the applicable rules of all Self-Regulatory Organizations;

                   (2) has all permits, licenses, authorizations, orders and
              approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own and operate their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current;

                   (3) since January 1, 1996, has received no notification or communication from any Governmental Authority or Self-Regulatory Organization (a) asserting that any of them is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Authority or Self-Regulatory Organization enforces, or has otherwise engaged in any unlawful business practice, (b) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization, (c) requiring any of them (including any of the Company's or its Subsidiary's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy) or (d) restricting or disqualifying the activities of the Company or any of its Subsidiaries (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally);

                   (4) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company, any of its Subsidiaries or any officer, director or employee thereof;

                   (5) is not, nor is any Affiliate of any of them, subject to a
              "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Subsidiary as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation; and

                   (6) other than Piper Jaffray Inc., is not required to be
              registered as an investment company, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any United States federal, state, local or foreign statutes, laws, rules or regulations.

              No broker-dealer Subsidiary acts as the "sponsor" of a "broker-dealer trading program", as such terms are defined in Rule 17a-23 under the Exchange Act.

                   (7) in the conduct of their business with respect to employee benefit plans subject to Title I of ERISA, the Company and its Subsidiaries have not (i) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA and (ii) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to liability or Taxes under Sections 409 or 502(i) of ERISA or
              Section 4975(a) of the Code.

              (n) Clients. The Company and its Subsidiaries are in compliance with the terms of each Contract with each Client, and each such Contract is in full force and effect with respect to the applicable Client. There are no disputes pending or threatened with any Client or with any former Client. The Company has made available to the Acquiror true and complete copies of all advisory, sub-advisory and similar agreements with any Clients.

              Each extension of credit by the Company or any of its Subsidiaries to any Client (A) is in full compliance with Federal Reserve Board Regulation T or any substantially similar regulation of any Governmental Authority and, (B) is fully secured, and the Company or such Subsidiary has a first priority perfected security interest in the collateral securing such extension of credit.

              (o) Registrations. The Company and each of its employees who are required to be registered as a broker-dealer, an investment adviser, a registered representative, an insurance agent or a sales person (or in a similar capacity) with the SEC, the securities commission or similar authority or insurance authority of any state or foreign jurisdiction or any self-regulatory body are duly registered as such and such registrations are in full force and effect. All federal, state and foreign registration requirements have been complied with and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete.

              The Company has made available to the Acquiror true and correct copies of (A) each Form G-37/G-38 filed with the MSRB since January 1, 1996 and (B) all records required to be kept by the Company under Rule G-8(a)(xvi) of the MSRB. Since January 1, 1996, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company or any of the Company's Subsidiaries on any such Form or recorded by the Company or any such Subsidiary pursuant to such Rule.

              (p) Environmental Matters. The Company and its Subsidiaries have complied at all times with applicable Environmental Laws; no property (including buildings and any other structures) currently or formerly owned or operated (or which the Company or any of its Subsidiaries would be deemed to have owned or operated under any Environmental Law) by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries (whether as fiduciary or otherwise) has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for the Company or its Subsidiaries; the Company is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years, the Company and its Subsidiaries are not received any notice, demand letter, claim or request for information alleging any violation of, or liability of the Company under, any Environmental Law; the Company and its Subsidiaries are not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; the Company and its Subsidiaries are not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving the Company or one of its Subsidiaries, any currently or formerly owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by the Company or one of its Subsidiaries; and the Company has made available to the Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company or one of its Subsidiaries or any currently or formerly owned or operated property or any property in which the Company or one of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien.

              (q) No Brokers. None of the Company or its Subsidiaries, or any of their directors, officers or employees, has employed any broker or finder, or incurred any broker's or finder's commissions or fees, in connection with the transactions contemplated hereby, except that the Company has engaged Keefe, Bruyette & Woods, Inc. as its financial adviser, the arrangements with which are Previously Disclosed.

              (r)   Compensation Plans.

                   (1) The Company has Previously Disclosed a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the Company Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation Plans"). True and complete copies of all Compensation Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been made available to the Acquiror.

                   (2)   All "employee benefit plans" within the meaning of
              Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and the Company Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of
              Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under Section 401(a) of the Code, has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of IRS Revenue Procedure 93-39), and the Company is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to the ERISA Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                   (3)   No liability under Subtitle C or D of Title IV of
              ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

                   (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                   (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no adverse change in the financial condition of such plan since the last day of the most recent plan year.

                   (6) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any plan. There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

                   (7) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
              (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Compensation Plan or otherwise from the Company or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Compensation Plan or (C) result in any acceleration of the time of payment or vesting of any such benefit.

              (s) No Knowledge. As of the date hereof, the Company knows of no reason why the regulatory approvals referred to in Section 7.01(b) should not be obtained without the imposition of any condition of the type referred to in the proviso following such Section 7.01(b).

              (t) Labor Relations. Each of the Company and its Subsidiaries is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company or its Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against any of the Company or its Subsidiaries before the National Labor Relations Board. Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that the Company or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company or any of its Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving the Company's or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

              (u) Insurance. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices.

              (v) Taxes. (1) The Company and its Subsidiaries have filed completely and correctly in all material respects all Tax Returns which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent consolidated balance sheet of the Company set forth in the Financial Statements. The Tax Returns of the Company and its Subsidiaries have been prepared in accordance with all applicable laws and generally accepted principles applicable to taxation consistently applied; (2) all Taxes which the Company and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable; (3) the Company and its Subsidiaries have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any of its Subsidiaries for the fiscal years prior to and including the most recent fiscal year; (4) neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code; (5) the Company has at all times been taxable as a Subchapter C corporation under the Code; (6) the Company has never been a member of any consolidated group (other than with the Company and its Subsidiaries) for Tax purposes; (7) the Company is not a party to any tax sharing agreement or arrangement, other than with its Subsidiaries; (8) no liens for Taxes exist with respect to any of the assets or properties of the Company, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith; (9) all of the U.S. federal income Tax Returns filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the IRS, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on the date on which the Effective Time occurs; (10) all Taxes due with respect to any completed and settled audit, examination or deficiency Litigation with any taxing authority have been paid in full;
         (11) there is no audit, examination, deficiency, or refund Litigation pending with respect to any Taxes and during the past three years no taxing authority has given written notice of the commencement of any audit, examination or deficiency Litigation, with respect to any Taxes;
         (12) neither the Company nor any of its Subsidiaries is bound by any currently effective private ruling, closing agreement or similar agreement with any taxing authority; (13) except with respect to like-kind exchanges pursuant to Section 1031 of the Code, the Company will not be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law; (14) (A) no property of the Company or its Subsidiaries is "tax exempt property" within the meaning of

         Section 168(h) of the Code, (B) no assets of the Company or its Subsidiaries is subject to a lease under Section 7701(h) of the Code, and (C) neither the Company nor its Subsidiaries is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982; and (15) immediately following the Merger, the Company will not have any income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation
         Section 1.1502-19.

              (w) Derivatives. All exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other similar arrangement, whether entered into for the Company's account, or for the account of one or more of the Company's Subsidiaries or their customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or any of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The SEC Documents disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since June 30, 1997, there has not been a material change in such value.

              (x) Accounting Controls. Each of the Company and its Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Board of Directors, that (1) all material transactions are executed in accordance with management's general or specific authorization; (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to broker-dealers or any other criteria applicable to such statements, (3) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

              (y) Proprietary Rights. The Company and its Subsidiaries have the right to use the names, service-marks, trademarks and other intellectual property material to the conduct of their business, and all of these have been Previously Disclosed; and in the case of such names, service-marks and trademarks, in each state of the United States, such right of use is free and clear of any Liens, and, to the knowledge of the Company, no other person has the right to use such names, service-marks or trademarks in any such state.

              (z)   Investment Advisory Activities.

                   (1) Certain of the Company's Subsidiaries provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services to the Investment Companies, each of which has been Previously Disclosed. Each of the Investment Companies (or the trust of which it is a series) is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Each of the Investment Companies (or the trust or corporation of which it is a series) that is registered or required to be registered under the Investment Company Act ("Registered Funds") is governed by a board of trustees or directors (each a "Fund Board" and, collectively, the "Fund Boards") consisting of at least 50% of trustees or directors who are not "interested persons") (as defined in the Investment Company Act) of the Registered Funds or the Company. The Fund Boards operate in all material respects in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act, to the extent applicable.

                   (2) Each of the Investment Companies is in compliance with all applicable foreign, federal and state laws, rules and regulations of the SEC, the IRS, and any Self-Regulatory Organization having jurisdiction over such Investment Company. The Company has made available to the Acquiror true and complete copies of all the Constitutive Documents and related advisory agreements of all of the Investment Companies managed or advised by the Company or any of its Subsidiaries.

                   (3) Except for Piper Jaffray Inc., Piper Trust Company and Piper Capital Management Incorporated, none of the Company or its Subsidiaries is or has been during the past five years an "investment adviser" within the meaning of the Investment Advisers Act, required to be registered, licensed or qualified as an investment advisor under the Investment Advisers Act or subject to any liability or disability by reason of any failure to be so registered, licensed or qualified.

                   (4) Each Investment Company has been operated in compliance with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Investment Company or governing instruments for a Client. The Company and its Subsidiaries have operated their investment accounts in accordance with the investment objectives and guidelines in effect for such investment accounts.

                   (5) Each Registered Fund has duly adopted procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act, to the extent applicable.

                   (6) Neither the Company, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9 of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to an Investment Company; neither the Company, nor any "associated person" (as defined in the Investment Advisors Act) thereof, is ineligible pursuant to Section 203 of the Investment Advisors Act to serve as an investment advisor or as an associated person to a registered investment advisor.

         5.04 Representations and Warranties of the Acquiror. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Acquiror hereby represents and warrants to the Company as follows:

              (a) Organization, Standing and Authority. The Acquiror and the Merger Subsidiary each has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Acquiror and the Merger Subsidiary each is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of the Acquiror and its Subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

              (b) Corporate Authority. The Acquiror and the Merger Subsidiary each has the requisite corporate power and authority, and has taken all corporate action necessary, in order (1) to authorize the execution and delivery of, and performance of its obligations under, this Agreement and (2) to adopt the plan of merger contained in this Agreement and, in accordance therewith, to consummate the Merger. This Agreement is the valid and binding agreement of each of them enforceable in accordance with its terms.

              (c) No Defaults. Subject to the required approval of the Federal Reserve System, and any required filings under federal and state securities' and insurance laws, and the approvals of the NYSE and the other securities exchanges referred to in Section 5.03(f), of the Merger and the other transactions contemplated hereby, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by it, does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or any Contract of the Acquiror or of any of its subsidiaries or to which the Acquiror or any of its Subsidiaries or properties is subject or bound, (2) constitute a breach or violation of, or a default under, the Constitutive Documents of the Acquiror or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument other than such consent or approval.

              (d) No Knowledge. As of the date hereof, the Acquiror knows of no reason why the regulatory approvals and consents referred to in
         Section 7.01(b) should not be obtained without the imposition of any condition of the type referred to in the proviso following such Section 7.01(b).

              (e) Investment Companies. Neither the Acquiror, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9 of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act to a Registered Fund; neither the Acquiror, nor any "associated person" (as defined in the Investment Advisors Act) thereof, is ineligible pursuant to Section 203 of the Investment Advisors Act to serve as an investment advisor or as an associated person to a registered investment advisor.

              (f) Funds. At the Effective Time, the Acquiror will have the funds necessary to consummate the Merger and pay the Merger Consideration in accordance with the terms of this Agreement.


                                   ARTICLE VI

                                    COVENANTS

         6.01 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Company and the Acquiror agrees to use its reasonable best efforts in good faith to take, or cause to be taken (including causing any of its Subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

         (b) Without limiting the generality of Section 6.01(a), the Company agrees to use its reasonable best efforts to obtain (1) any consents of Clients (including in the case of Registered Funds, stockholders of such Registered Funds) necessary to effect the assignment of any Advisory Agreement to the Surviving Corporation upon consummation of the Merger and, (2) the consent or approval of all persons party to a Contract with the Company, to the extent such consent or approval is required in order to consummate the Merger or for the Surviving Corporation to receive the benefits thereof.

         6.02 Stockholder Approvals. The Company agrees to take, in accordance with applicable law, the Company's Constitutive Documents, all action necessary to convene an appropriate meeting of stockholders of the Company to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by the Company's stockholders for consummation of the Merger (including any adjournment or postponement, the "Meeting") as promptly as practicable. The Company's Board of Directors shall recommend such approval, and the Company shall take all lawful action to solicit such approval by its stockholders; provided, however, the Company's Board of Directors may fail to make the recommendation, or to seek to obtain the shareholder approval, or withdraw, modify or change any such recommendation, if such Board of Directors determines in good faith, after considering the advice of outside counsel to such Board, that such action is required in order to discharge properly the directors' fiduciary duties under the GCL.

         6.03 Proxy Statement. The Acquiror and the Company will cooperate in the preparation of a proxy statement and other proxy solicitation materials of the Company (the "Proxy Statement"). The Company agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable. Each of the Company and the Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and the Acquiror further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

         6.04 Press Releases. Each of the Company and the Acquiror agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the rules of any applicable Self-Regulatory Organization.

         6.05 Access; Information. (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Acquiror and its officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as the Acquiror may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) The Acquiror agrees that any information obtained pursuant to this Section 6.05 will be subject to the terms of the letter agreement, dated December 8, 1997, between the Acquiror and the Company. No investigation by the Acquiror of the business and affairs of the Company and its Subsidiaries shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement or the conditions to consummation contained in
Article VII.

         6.06 Acquisition Proposals. (a) The Company agrees that it shall not, and shall use its best efforts to cause its officers, directors, agents, advisors and Affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or operations of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided that, if the Company is not otherwise in violation of this Section 6.06, the Company's Board of Directors may provide (or authorize the provision of) information to, and may engage in (or authorize) such negotiations or discussions with, a person, directly or through representatives, if (a) such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined in good faith that providing such information or engaging in such negotiations or discussions is required in order to discharge properly the directors' fiduciary duties in accordance with the GCL and (b) the Company has received from such person a confidentiality agreement in customary form. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Acquiror, with respect to any of the foregoing. The Company shall promptly (within 24 hours) advise the Acquiror following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise the Acquiror of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

         (b) Nothing contained in this Section 6.06 or any other provision of this Agreement shall prohibit the Company or the Company's Board of Directors from notifying any third party that contacts the Company on an unsolicited basis after the date hereof concerning an Acquisition Proposal of the Company's obligations under this Section 6.06.

         6.07 No Rights Triggered. Except as Previously Disclosed, the Company shall take all reasonable steps necessary, if any, to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any Rights to any person (a) under the Constitutive Documents of the Company or any of its Subsidiaries or (b) under any Contract to which the Company or any of its Subsidiaries is a party.

         6.08 Regulatory Applications. (a) The Acquiror, its Subsidiaries and the Company shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Each of the Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Acquiror and the Company agrees to act reasonably and as promptly as practicable. Each of the Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

         (b) Each of the Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.09 Certain Employee Benefits. (a) As soon as reasonably practicable after the Effective Time, the Acquiror shall cause accruals under the tax-qualified retirement plans and nonqualified retirement plans maintained by the Company and its Subsidiaries to cease. At the time such accruals cease, all affected participants' benefits under the tax-qualified retirement plans shall become fully vested, a partial year employer contribution shall be made under the Company ESOP for such partial year on a basis consistent with recent past practice for full years, and an employer matching contribution shall be made to the Company's 401(k) Plan for such partial year on the same basis (and the Company may amend the Company ESOP to the extent necessary to enable such contribution). As promptly as reasonably practicable after the Effective Time, the Acquiror will cause the Company ESOP and the Company's 401(k) plan to be merged with the Acquiror's 401(k) plan; but prior to such merger, all participants (and beneficiaries of deceased participants) under the Company ESOP shall be provided an opportunity to receive immediate lump sum distributions of their entire balances which they may keep or rollover/transfer to personal IRAs or a tax-qualified defined contribution retirement plan of the Acquiror (and the Company may amend the Company ESOP to the extent necessary to enable such distribution). Coincident with the aforesaid cessation of accruals, the Acquiror shall cause employees covered by those discontinued plans to become covered by the tax-qualified retirement plans and the nonqualified defined benefit excess plan maintained by the Acquiror for the benefit of its employees. The Acquiror shall cause each such plan to recognize service with the Company and its Subsidiaries before the Effective Time for purposes of determining eligibility to participate in the plans and vesting in accrued benefits under the plans as if service with the Company and its Subsidiaries before the Effective Time were service with the Acquiror. The

Acquiror shall not be obligated to recognize such service for the purpose of determining the accrual of benefits under such plans. The Acquiror shall establish qualified plans, nonqualified plans or cash compensation arrangements (or a combination thereof) to provide to certain selected employees a benefit approximately equal to the amount, if any, of (1) the estimated amount of employer-provided benefits that these certain selected employees will receive under the Acquiror's replacement plans, minus (2) the estimated amount of employer-provided benefits that these certain selected employees might have received under the discontinued plans of the Company and its Subsidiaries if those plans had continued in effect.

         (b) From time to time after the Effective Time, the Acquiror shall discontinue all welfare benefit plans maintained by the Company and its Subsidiaries for the benefit of employees of the Company and its Subsidiaries and replace them with welfare benefit plans of the Acquiror (excluding, however, any change in control severance pay plans). The Acquiror shall cause any such plan of the Acquiror to recognize service with the Company or its Subsidiaries before the Effective Time for purposes of determining eligibility to participate in the plans and vesting in benefits under the plans as if service with the Company or its Subsidiaries before the Effective Time were service with the Acquiror. The Acquiror shall recognize such service for the purpose of determining vacation entitlements and for the purpose of determining the amount of severance pay. Such service shall be recognized for determining entitlement to retiree medical benefits but shall not be recognized for determining an employee's cost for retiree medical benefits.

         (c) The Acquiror will, and will cause the Surviving Corporation to honor, in accordance with their terms and accrued as of the Effective Time, all employee (or former employee) benefit obligations accrued as of the Effective Time and, to the extent Previously Disclosed, all employee severance obligations under plans and policies in existence on the date of this Agreement.

         6.10 Notification of Certain Matters. (a) Each of the Company and the Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material breach of any of its representations, warranties, covenants or agreements contained herein.

         (b) The Company shall promptly notify the Acquiror, and the Acquiror shall promptly notify the Company, of:

              (1) Any notice or other communication from any person alleging that the consent of such person is or may be required as a condition to the Merger;

              (2)   Any notice or other written communications from any Client
         (A) terminating or threatening to terminate any material Contract with the Company relating to the rendering of services to such Client or (B) relating to any material dispute with such Client; or

              (3) Any notice or other communication from any Governmental Authority or Self-Regulatory Organization in connection with the transactions contemplated by this Agreement.

         6.11 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, the Acquiror agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time or arising out of any conduct of Acquiror or any of its Affiliates that imposes, results in or gives rise to an "unfair burden" on any Registered Funds for purposes of Section 15(f) of the Investment Company Act, whether asserted or claimed prior to, at or after the Effective Time (including with respect to the transactions contemplated by this Agreement), to the fullest extent that the Company or such Subsidiary would have been permitted under the law of its jurisdiction of incorporation and its Constitutive Documents in effect on the date hereof to indemnify such person (and the Acquiror shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides and undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and the Company's Constitutive Documents shall be made by independent counsel selected by the Surviving Corporation and reasonably acceptable to such officer or director.

         (b)   Any Indemnified Party wishing to claim indemnification under
Section 6.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (1) the Acquiror or the Surviving Corporation shall have the right to assume the defense thereof and the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Acquiror or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Acquiror shall be obligated pursuant to this Section 6.11 to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction (2) the Indemnified Parties will cooperate in the defense of any such matter and (3) the Acquiror shall not be liable for any settlement effected without its prior written consent; and provided further that the Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) For a period of three years from the Effective Time, the Acquiror shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Company or any of the Company's Subsidiaries (determined as of the Effective Time) (as opposed to the Company) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided; however, that in no event shall the Acquiror be required to expend more than 200 percent of the current amount expended by the Acquiror (such product, the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if the Acquiror is unable to maintain or obtain the insurance called for by this Section 6.11, the Acquiror shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any Company Subsidiary may be required to make application and provide customary representations and warranties to the Acquiror's insurance carrier for the purpose of obtaining such insurance; and provided, further, that such coverage will have a single aggregate for such three-year period in an amount not less than the annual aggregate of such coverage currently provided by the Company.

         (d) If the Acquiror or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity, then and in each case, proper provision shall be made so that successors and assigns of Acquiror shall assume the obligations set forth in this Section 6.11.

         (e) The provisions of this Section 6.11 are intended to be for the benefit of, and enforceable in accordance with their terms by, Indemnified Parties.

         6.12 Section 15 of the Investment Company Act. (a) The Company will use its reasonable best efforts to obtain as promptly as practicable, (i) the approval of the stockholders of each of the Registered Funds, pursuant to the provisions of Section 15 of the Investment Company Act applicable thereto, of a new investment company advisory agreement for such Registered Funds no less favorable to the Company or its Subsidiaries to that in effect immediately prior to the Closing, and (ii) a consent to assignment from each private accountholder to whom it is providing investment advisory services.

         (b) Acquiror shall use its reasonable best efforts to assure, prior to the Closing Date, the satisfaction of the conditions set forth in Section 15(f) of the Investment Company Act with respect to each Registered Fund.

         (c) Acquiror agrees to use its reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act with respect to the Registered Funds.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of the Acquiror, the Merger Subsidiary and the Company to consummate the Merger is subject to the fulfillment or written waiver by the Acquiror and the Company prior to the Closing of each of the following conditions:

              (a) Stockholder Approval. This Agreement shall have been duly adopted by the requisite vote of the holders of outstanding shares of Company Common Stock entitled to vote thereon.

              (b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Merger and for the prevention of any termination of any material right, privilege, license or agreement of either the Acquiror, its Subsidiaries or the Company and its Subsidiaries shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which would have been such that the Acquiror would not reasonably have entered into this Agreement had such condition or restriction been known as of the date hereof.

              (c) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

              (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

         7.02 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of the Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 7.02(a), such representations and warranties shall be deemed to be true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth in Section 5.02 or in Section
         5.03 relating to "Material" or "Material Adverse Effect") are reasonably likely to constitute or give rise to, individually or in the aggregate, a Material Adverse Effect on the Acquiror and the Company shall have received a certificate, dated the Closing Date, signed on behalf of the Acquiror by a senior executive officer to such effect.

              (b) Performance of Obligations of the Acquiror. The Acquiror and the Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of the Acquiror by a senior executive officer to such effect.

         7.03 Conditions to Obligation of the Acquiror. The obligation of each of the Acquiror and the Merger Subsidiary to consummate the Merger is also subject to the fulfillment or written waiver by the Acquiror prior to the Closing of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 7.03(a), such representations and warranties shall be deemed to be true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth in Section 5.02 or in Section
         5.03 relating to "Material" or "Material Adverse Effect") are reasonably likely to constitute or give rise to, individually or in the aggregate, a Material Adverse Effect on the Company, and the Acquiror shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

              (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Acquiror shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.


                                  ARTICLE VIII

                                   TERMINATION

         8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

              (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of the Acquiror and the Company.

              (b) Breach. At any time prior to the Effective Time, by the Acquiror or the Company in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the breaching party or the Surviving Corporation.

              (c) Delay. At any time prior to the Effective Time, by the Acquiror or the Company in the event that the Effective Time has failed to occur on or before August 31, 1998, except to the extent that such failure arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

              (d) No Approval. By the Company or the Acquiror, if (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or such Governmental Authority shall have requested the permanent withdrawal of any application therefor, or any such approval shall be made subject to any condition or restriction described in the proviso to Section 7.01(b) or (2) the approval of the Company's stockholders required by Section 7.01(a) is not obtained at the Meeting.

              (e) Failure to Recommend, Etc. By the Acquiror, if at any time prior to the Meeting, the Company's Board of Directors shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the Acquiror.

              (f) Alternative Transaction. By the Company, if the Company shall immediately thereafter enter into a definitive agreement with a third party providing for an Acquisition Transaction on terms determined, in good faith, by the Board of Directors of the Company, after consultation with and considering the advice of outside counsel and financial advisers to such Board, to be such that termination of this Agreement and entry into such third-party agreement is required in order to discharge properly the directors' fiduciary duties in accordance with the GCL.

         8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 8.03 and 9.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement.

         8.03 Termination Fee. (a) The Company agrees to pay to the Acquiror a cash fee (the "Fee") of $19,500,000:

              (1) If this Agreement (A) is terminated by the Acquiror pursuant to Section 8.01(e) or by the Company pursuant to Section 8.01(f) and
         (B) prior thereto or within eighteen months after such termination, either

              (x) the Company shall have entered into an agreement to engage in an Acquisition Transaction or an Acquisition Transaction shall have occurred, or

              (y) the Board of Directors of the Company shall have authorized or approved an Acquisition Transaction or shall have publicly announced an intention to authorize or approve an Acquisition Transaction or shall have recommended that the stockholders of the Company approve or accept an Acquisition Transaction (each of the events set forth in Clause (x) or (y), a "Fee Trigger Event").

              (2) if this Agreement (A) is terminated by the Acquiror pursuant to Section 8.01(b) (other than a termination solely because of a breach constituting a Material Adverse Effect on the Company as a consequence of (i) the effects of changes in securities markets or (ii) the effect on the Company of the announcement of this Agreement and the transactions contemplated hereby or (iii) the effects of changes in the financial services markets in general) and (B) prior thereto or within twelve months after such termination, there shall occur a Fee Trigger Event, provided that the subject Acquisition Transaction shall represent consideration having an aggregate value (reasonably determined), directly or indirectly, to the Company or its stockholders in excess of the $37.25 per share (after adjustment for changes in the capitalization of the Company after the date hereof).

         (b) The Company shall notify the Acquiror promptly in writing of its knowledge of the occurrence of a Fee Trigger Event; provided, however, that the giving of such notice shall not be a condition to the right of the Acquiror to the Fee.

         (c) The Fee shall be payable, without setoff, by wire transfer in immediately available funds, to an account specified by the Acquiror, not later than three business days following the first occurrence of a Fee Trigger Event.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time or termination of this Agreement; provided, however, that (a) the agreements of the parties contained in Sections 3.03, 3.04 and 3.05 and 6.11, and in Article VIII and this Article IX shall survive the Effective Time and (b) if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Sections 6.05(b), 8.02 and 8.03 and in this Article IX shall survive such termination.

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or
(b) amended or modified at any time, by an agreement in writing between the parties hereto approved or authorized by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after approval of the Merger by the shareholders of the Company, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State.

         9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

     If to the Company, to:

          Piper Jaffray Companies Inc
          222 South Ninth Street
          Minneapolis, Minnesota 55402
          Attention:  Addison Piper
                      Chairman and Chief Executive Officer
          Facsimile:  (612) 342-6085

          With copies to:

          James C. Melville, Esq.
          Kaplan, Strangis and Kaplan
          15500 Norwest Center
          90 South Seventh Street
          Minneapolis, Minnesota 55402
          Facsimile:  (612) 375-1143

                     and

          Steven C. Kennedy, Esq.
          Faegre & Benson LLP
          2200 Norwest Center
          90 South Seventh Street
          Minneapolis, Minnesota 55402
          Facsimile:  (612) 336-3026

     If to the Acquiror, to:

          U.S. Bancorp
          601 Second Avenue South
          Minneapolis, Minnesota 55402
          Attention:  Lee R. Mitau, Esq.
          Facsimile:  (612) 973-4333

          With a copy to:

          H. Rodgin Cohen, Esq.
          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004
          Facsimile:  (212) 558-3588

         9.07 Entire Understanding; No Third-Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.11, insofar as such Section expressly provides certain rights to the Indemnified Parties named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                            *      *      *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                        PIPER JAFFRAY COMPANIES INC.


                                        By: /s/ Addison Piper
                                            Name: Addison Piper
                                            Title: Chairman, President, CEO


                                        U.S. BANCORP


                                        By: /s/ Richard A. Zona
                                            Name:   Richard A. Zona
                                            Title:  Vice Chairman


                                        CUB ACQUISITION CORPORATION


                                        By: /s/ Susan E. Lester
                                            Name:   Susan E. Lester
                                            Title:  President